As filed with the Securities and Exchange Commission on December 21, 2005

Registration No. 333-122887

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISCOVERY LABORATORIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		94-3171943
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification Number)
2600 Kelly Road, Suite 100
Warrington, Pennsylvania18976
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David L. Lopez, Esq., C.P.A.

Senior Vice President, General Counsel

Discovery Laboratories, Inc.

2600 Kelly Road, Suite 100

Warrington, Pennsylvania18976

(215) 488-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ira L. Kotel, Esq.

Dickstein Shapiro Morin & Oshinsky LLP

1177 Avenue of the Americas, 47th Floor

New York, New York10036-2714

(212) 835-1400

__________________

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  |_|

__________________

TERMINATION OF OFFERING AND

REMOVAL OF SECURITIES FROM REGISTRATION

On February 17, 2005, Discovery Laboratories, Inc. (the “Company”) registered 1,468,592 shares of its common stock, par value $0.001 per share, under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Registration Statement on Form S-3 MEF (File No. 333-122887) (the “Additional Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act.  The Additional Registration Statement registered shares in addition to the shares registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-111360) (the “Original Registration Statement”), filed with the Securities and Exchange Commission on December 19, 2003.

Pursuant to an undertaking in Item 17 of the Additional Registration Statement, which undertaking was incorporated in the Additional Registration Statement by reference to the Original Registration Statement, the Company hereby terminates the offering of its common stock pursuant to the Additional Registration Statement and removes from registration the 58,592 shares of the Company’s common stock not sold pursuant to the Additional Registration Statement.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Commonwealth of Pennsylvania, on the 21st day of December, 2005.

DISCOVERY LABORATORIES, INC.

By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Name & Title	Date
/s/ Robert J.Capetola	Robert J. Capetola, Ph.D. President, Chief Executive Officer and Director	December 21, 2005
/s/ John G.Cooper	John G. Cooper Executive Vice President and Chief Financial Officer	December 21, 2005
/s/ Kathleen A. McGowan	Kathleen A. McGowan Controller (Principal Accounting Officer)	December 21, 2005
/s/ Herbert McDade, Jr.*	Herbert McDade, Jr. Chairman of the Board of Directors	December 21, 2005
/s/ W. Thomas Amick*	W. Thomas Amick Director	December 21, 2005
/s/ Max Link*	Max Link, Ph.D. Director	December 21, 2005
/s/ Antonio Esteve*	Antonio Esteve, Ph.D. Director	December 21, 2005
/s/ Marvin E. Rosenthale*	Marvin E. Rosenthale, Ph.D. Director	December 21, 2005

*    By:    /s/ David L. Lopez

                David L. Lopez, Esq., C.P.A.

                Attorney-in-Fact